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Exhibit 4
                                                           CUSIO NO. 042259 10 1

NUMBER                                                                 SHARES
[sample]                      ARMOR ENTERPRISES, INC.                  [sample]

                                PAR VALUE: $.001

                                AUTHORIZED STOCK:            100,000,000
                                Par value:                   $.001


                               THIS CERTIFIES THAT

                                    [SAMPLE]

                          IS THE RECORD HOLDER OF _______________________
                 SHARES OF ARMOR ENTERPRISES, INC. COMMON STOCK

transferable on the books of the Corporation in person or duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[CORPORATE SEAL FLORIDA]

_____________________________
President

                                                 Countersigned:
                                                 HOLLADAY STOCK TRANSFER, INC.
                                                 2939 North 67th Place
                                                 Scottsdale, AZ 85251
                                                 (480) 481-3940
                                                 By
                                                    ----------------------------
                                                      Authorized Signature

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The shares represented by this certificate have not been registered under the
Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless a compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act of 1933

Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


Additional abbreviations may also be used though not on the above list.

For Value Received, _______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


  (Please print or typewrite name and address, including zip code or assignee)


                                             Shares
--------------------------------------------

of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

                                             Attorney
--------------------------------------------

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:
        ------------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever